Exhibit 5.1

February 23, 2005

Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134-1599

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 23, 2005 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 338,246 shares of common stock, par value $0.01, of Cypress Semiconductor Corporation (the “Shares”), reserved for issuance pursuant to the SMaL Camera Technologies, Inc. 2000 Stock Option and Incentive Plan (the “Plan”).

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity of the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI Professional Corporation